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                                                                  EXHIBIT 21.1


                              HARBINGER CORPORATION
                              LIST OF SUBSIDIARIES




                Harbinger NV
                Harbinger GmbH
                Harbinger Holdings BV
                Harbinger Computer Centrum, BV
                Harbinger Data Communications, BV
                Harbinger de Mexico, S de R.L. de C.V.
                Harbinger International s.r.l.
                Harbinger Corporation
                Acquion, Inc.
                Harbinger Corporation (Delaware)
                Harbinger Holdings, Inc.
                Harbinger SA (France)
                Harbinger Canada Corp.
                Prime Factors, Inc.
                Harbinger U.K.